Exhibit 99.2

Horsehead Holding Corp. Announces At-The-Market Equity Program

PITTSBURGH, PA, OCT. 23, 2015 – Horsehead Holding Corp. (the “Company”) (Nasdaq: ZINC) announced today that it has established an at-the-market (“ATM”) equity program under which the Company may offer and sell, from time to time, shares of its common stock having an aggregate value of up to $50 million through Stifel, Nicolaus & Company, Incorporated, as sales agent.

The ATM equity program does not constitute an immediate sale of shares of the Company’s common stock and the Company is not required to sell any shares of its common stock at any time. The ATM equity program permits the Company to sell shares of its common stock in such number, at such times and at such prices as the Company shall determine. Under the ATM equity program, sales of shares of the Company’s common stock, if any, may be made through Stifel, Nicolaus & Company, Incorporated by any method deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The Company expects to use the net proceeds from sales of its common stock under the ATM equity program, if any, for general corporate purposes, which may include liquidity for operational contingencies, capital expenditures and working capital.

The securities described above are being offered pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission (“SEC”) on October 3, 2013. The offering is being made only by means of a prospectus supplement and accompanying base prospectus. Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One South Street, 15th Floor, Baltimore, MD 21202, or by calling (855) 300-7136. An electronic copy of the prospectus supplement and accompanying base prospectus relating to the offering is available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company LLC (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., has seven facilities throughout the U.S. and Canada.

Cautionary Statement about Forward-Looking Statements

This press release contains forward-looking statements, including the potential sale of shares of the Company’s common stock and the use of proceeds therefrom. These statements are based on assumptions and information available to the Company at the time of this press release and are not guarantees of future results. Investors are cautioned that forward-looking statements involve risks and uncertainty, including, but not limited to, whether or not the Company will ultimately offer and sell shares of the Company’s common stock, and if it does, the size, terms, timing and use of proceeds of such sales, and the risk factors set forth in the prospectus supplement related to the ATM equity program, in the Company’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC. The Company’s actual results could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on the Company’s results of operations and financial condition. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contact info:

Ali Alavi

Vice President

Horsehead Holding Corp.

724.773.2212

SOURCE: Horsehead Holding Corp.